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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                October 26, 2000
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               (Date of earliest event reported: October 25, 2000)

                              LEDGER CAPITAL CORP.
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             (Exact name of registrant as specified in its charter)


              WISCONSIN                         0-22224                    39-1762467
   -----------------------------           ---------------            --------------------
    (State or other jurisdiction              (Commission               (I.R.S. Employer
          of incorporation)                  File Number)            Identification Number)


                          5555 N. Port Washington Road
                            Glendale, Wisconsin 53217
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               (Address of principal executive offices) (Zip Code)

                                 (414) 290-7900
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              (Registrant's telephone number, including area code)


                             HALLMARK CAPITAL CORP.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

         On August 22, 2000, the Board of Directors of Hallmark Capital Corp. (the "Company") unanimously adopted a proposal to change the Company's name to "Ledger Capital Corp." (the "Corporate Name Change"). On October 25, 2000, the shareholders of the Company duly adopted a resolution approving the Corporate Name Change at the Company's 2000 Annual Meeting of Shareholders. The Corporate Name Change is effective as of October 26, 2000, the date the Company filed Articles of Amendment with the Wisconsin Department of Financial Institutions to effectuate the Corporate Name Change.

         The Company's common stock will begin trading on the Nasdaq Stock Market under the ticker symbol "LEDG," effective as of the opening of trading on the Nasdaq Stock Market on Friday October 27, 2000. The primary reason for the name change was to align the Company's name with the name of its wholly-owned bank subsidiary, Ledger Bank, S.S.B. The holding company and bank name change were part of the Company's brand development and strategic marketing program to increase the Bank's customer and business deposit base.

EXHIBITS

3.1      Articles of Incorporation of Ledger Capital Corp., as amended.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    October 26, 2000         LEDGER CAPTIAL CORP.


                                  By:    /s/ James D. Smessaert
                                         -------------------------------------
                                         James D. Smessaert
                                         President and Chief Executive Officer



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